As filed with the Securities and Exchange Commission on August 8, 2022

Registration No. 333-264474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	6153	90-0316551
(State or other jurisdiction of incorporation or organization).	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Telephone: (952) 479-1923

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas M. Polinsky

Chief Executive Officer

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Telephone: (952) 479-1923

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Lahdan S. Rahmati, Esq.	Christopher J. Bellini, Esq. Seth Popick, Esq.
Lucosky Brookman LLP	Cozen O’Connor P.C.
101 Wood Avenue South, 5th Floor	33 South 6th Street, Suite 3800
Woodbridge, New Jersey 08830	Minneapolis, Minnesota 55402
(732) 395-4400	(612) 260-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed to revise Item 13. Other Expenses of Issuance and Distribution and file Exhibit 5.1 Opinion regarding legality.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and FINRA filing fee. Except as otherwise noted, all the expenses below will be paid by us.

SEC registration fee	$1,000
FINRA fee	2,225
Nasdaq listing and filing fees	50,000
Transfer agent fee	5,000
Printing expenses	15,000
Legal fees and expenses	300,000
Accounting fees and expenses	30,000
Miscellaneous expenses	46,775
Total	$450,000

Item 16. Exhibits and Financial Statements.

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith
1.1	Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation	8-K	01/23/2013	3.1
3.2	Amended and Restated Bylaws	10-SB	01/29/2008	3.2
4.1	Form of Common Stock Certificate	10-SB	01/29/2008	4.1
5.1	Opinion of Lucosky Brookman LLP				X
10.1	Loan and Security Agreement with Eastman Investment, Inc. and Lyle A. Berman as trustee of the Lyle A. Berman Revocable Trust, dated January 3, 2022	8-K	01/10/2022	10.1
10.2	Employment Agreement with Douglas M. Polinsky*	8-K	02/01/2019	10.1
10.3	Employment Agreement with Joseph A. Geraci, II*	8-K	02/01/2019	10.2
14.1	Code of Ethics
23.1	Consent of Boulay PLLP
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the registration statement).
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating and Corporate Governance Charter
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Definition
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)
107	Filing Fee Table

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 8, 2022.

MILL CITY VENTURES III, LTD.

By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Douglas M. Polinsky, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas M. Polinsky	Chief Executive Officer and Chairman	August 8, 2022
Douglas M. Polinsky

/s/ Joseph A. Geraci, II	Chief Financial Officer and Director	August 8, 2022
Joseph A. Geraci, II

/s/ Lyle A. Berman	Director	August 8, 2022
Lyle A. Berman

/s/ Howard P. Liszt	Director	August 8, 2022
Howard P. Liszt

/s/ Laurence S. Zipkin	Director	August 8, 2022
Laurence S. Zipkin